Exhibit 21

List of Subsidiaries

As of 12/31/02
Investment	Owned By	Percent Ownership	Jurisdiction of Organization
Allfax Paper Products, Limited	GBC (United Kingdom) Limited	100	United Kingdom
Allfax UK, Limited	GBC (United Kingdom) Limited	100	United Kingdom
Compania Papelera Marmo S.A.	Grupo GBC S.A. de C.V. General Binding Corporation GBC International, Inc. VeloBind, Incorporated	93.17592 3.41204 1.70602 1.70602	Mexico
**GBC Asia Pte. Ltd.	GBC International, Inc.	100	Singapore
* * * GBC Australia Pty. Limited	GBC International, Inc. GBC United Kingdom Holdings, Ltd.	79 21	Australia
*GBC Basingstoke Limited	GBC (United Kingdom) Limited	100	United Kingdom
***GBC Canada, Inc.	GBC International, Inc.	100	Canada
**GBC Deutschland GmbH	General Binding Corporation	100	Germany
*GBC/Fordigraph Pty. Limited	GBC Australia Pty. Limited	100	Australia
**GBC France S.A.S.	GBC International, Inc. General Binding Corporation	99.94754 0.05246	France
**GBC General Binding Polska Sp.z.o.o.	GBC International, Inc. General Binding Italia S.r.l.	98.75 1.25	Poland
GBC Handelsgesellschaft m.b.H.	GBC Nederland B.V.	100	Austria
*GBC India Holdings Inc.	GBC International, Inc.	100	Nevada
GBC International Finance Company	GBC Nederland B.V. GBC Handelsgesellschaft m.b.H.	0.33 99.67	Ireland
*GBC International, Inc.	General Binding Corporation	100	Nevada
**GBC International Services S.P.R.L.	GBC International, Inc. General Binding Corporation	99.8667 0.1333	Belgium
***GBC Japan K.K.	GBC International, Inc.	100	Japan
GBC Mexicana S.A. de C.V.	Grupo GBC S.A. de C.V. General Binding Corporation GBC International, Inc. VeloBind, Incorporated	96.2691 1.8655 0.9327 0.9327	Mexico
***GBC Nederland B.V.	GBC International, Inc.	100	Netherlands
GBC New Zealand Limited	GBC Australia Pty. Limited	100	New Zealand
GBC Scandinavia AB	Ibico GmbH GBC International, Inc.	75 25	Sweden
**GBC Schweiz A.G.	GBC International, Inc.	100	Switzerland
***GBC United Kingdom Holdings, Ltd.	GBC International, Inc. General Binding Corporation	98.5074 1.4926	United Kingdom
*GBC (United Kingdom) Limited	GBC United Kingdom Holdings, Ltd. Ibico GmbH	94.3503 5.6497	United Kingdom
General Binding Iberia, S.A.	Ibico GmbH	100	Spain
***General Binding Italia S.r.l.	GBC International, Inc. Ibico GmbH General Binding Corporation	99.65025 0.34880 0.00095	Italy
***Grupo GBC S.A. de C.V.	General Binding Corporation GBC International, Inc. VeloBind, Incorporated	58.972 20.517 20.511	Mexico
**Hwa Seung GBC Co., Ltd. (a.k.a. GBC Asia Film Group Co. Ltd.)	General Binding Corporation HS Industries, Inc.	80 20	South Korea
**Ibico AG	GBC International, Inc.	100	Switzerland
***Ibico GmbH	GBC International, Inc.	65	Switzerland
	Ibico GmbH Holdings LLC	35	Nevada
***Ibico GmbH Holdings LLC	GBC International, Inc.	100	Nevada
Ibico Holdings Singapore Pte. Ltd.	Ibico GmbH	100	Singapore
Ibico Portuguesa Lda.	Ibico GmbH	100	Portugal
Ibico Singapore Pte. Ltd.	Ibico Holdings Singapore Pte. Ltd.	100	Singapore
Ibico Trading GmbH	Ibico GmbH GBC Schweiz AG	79.3 20.7	Switzerland
Mirabeau Contract Sales, Limited	GBC (United Kingdom) Limited	100	United Kingdom
**PBB&R S.A. de C.V.	GBC International, Inc. General Binding Corporation VeloBind, Incorporated	97 2 1	Mexico
Plastic Binding Corporation	General Binding Corporation	100	Illinois
**Printing Wire Supplies Limited	GBC International, Inc.	100	Ireland
Quartet Manufacturing Company (1997) Inc.	GBC Canada, Inc.	100	Canada
*VeloBind, Incorporated	General Binding Corporation	100	Delaware

*        Denotes Significant Subsidiary
**      Denotes First Tier Foreign Subsidiary
***    Denotes Significant Subsidiary and First Tier Foreign Subsidiary